Exhibit 3.1

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
THE MIDSTREAM COMPANY LLC
a Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement (this “LLC Agreement”) of The Midstream Company LLC, a Delaware limited liability company (the “Company”), is entered into to be effective as of July 22, 2024, by EQT Investments Holdings, LLC, as the sole member of the Company (the “Member”).

RECITALS

WHEREAS, the Company was formed on March 8, 2024 (the “Formation Date”), bearing the name Humpty Merger Sub LLC, as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-201, et seq.), as amended from time to time (the “Act”);

WHERAS, on the Formation Date, the Member, in its capacity as the sole member of the Company, and the Company entered into that certain Limited Liability Company Agreement of the Company (the “Original Agreement”);

WHERAS, on the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among EQT Corporation, a Pennsylvania corporation (“EQT”), Humpty Merger Sub Inc., a Delaware corporation (“Merger Sub”), the Company and Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), dated as of March 10, 2024, (i) Merger Sub will be merged with and into ETRN (the “First Merger”), with ETRN surviving the First Merger as an indirect wholly owned subsidiary of EQT (the “First Step Surviving Corporation”), and (ii) as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation will be merged with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as an indirect wholly owned subsidiary of EQT;

WHEREAS, in connection with the Closing (as defined in the Merger Agreement) and on the date hereof, the Company has filed a Certificate of Amendment to its Certificate of Formation, changing the name of the Company from “Humpty Merger Sub LLC” to “The Midstream Company LLC”;

WHEREAS, in connection with the Closing (as defined in the Merger Agreement), the Member desires to amend and restate, in its entirety, the Original Agreement to set forth the rights, powers and interests of the Member with respect to the Company; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby established, the Member hereby agrees as follows:

AGREEMENT

1.                  Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Act.

2.                  Name. The name of the Company is “The Midstream Company LLC”.

3.                  Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the registered office set forth in the Certificate or such other office (which need not be a place of business of the Company) as the Board (as defined below) may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there.

4.                  Purposes. The purposes of the Company are to engage in any business or activity that is not prohibited by the Act.

5.                  Term. The existence of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 13 of this Agreement.

6.                  Liability of Member. Except as otherwise required by applicable law and as explicitly set forth in this Agreement, the Member shall not have any personal liability whatsoever in the Member’s capacity as a Member, whether to the Company, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company.

7.                  Management.

(a)               All management powers over the business and affairs of the Company shall be exclusively vested in a board of managers (the “Board”), and the Board shall conduct, direct and exercise full control over all activities of the Company. Each member of the Board is referred to herein as a “Manager.” The Managers shall be the “managers” of the Company for the purposes of the Delaware Act. The Board may act (i) through meetings and written consents pursuant to Section 8(d) of this Agreement and (ii) through any Person or Persons to whom authority and duties have been delegated pursuant to Section 8(e) of this Agreement.

(b)               The Board shall consist of three (3) Managers and the Managers shall be Toby Z. Rice, Jeremy T. Knop and William E. Jordan. The number of Managers serving on the Board shall be fixed from time to time by the Member and the Member will appoint each Manager to the Board. Each Manager shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. A Manager need not be a member or a resident of the State of Delaware.

(c)               Any Manager position to be filled by reason of an increase in the number of Managers serving on the Board or by any other reason shall be filled by the Member. Any Manager may be removed by the Member at any time. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(d)               Each Manager shall have one vote on all matters submitted to the Board (whether the consideration of such matter is taken at a meeting, by written consent or otherwise). The affirmative vote of the Managers holding a majority of the votes of the Managers shall be the act of the Board. Meetings of the Board shall be held at the principal office of the Company or at such other place as may be determined by the Board. A majority of the Managers, present in person or through their duly authorized attorneys-in-fact, shall constitute a quorum at any meeting of the Board. Business may be conducted once a quorum is present. Regular meetings of the Board shall be held on such dates and at such times as shall be determined by the Board. Special meetings of the Board may be called by a majority of all of the Managers on at least 24 hours’ prior written notice to the other Managers, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Board at any meeting, however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Manager as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Board may be taken by vote of the Board at a meeting of the Managers thereof or by written consent (without a meeting, without notice and without a vote) so long as such consent is signed by at least the minimum number of Managers that would be necessary to authorize or take such action at a meeting of the Board in which all Managers were present. Prompt notice of the action so taken without a meeting shall be given to those Managers who have not consented in writing. Each meeting of the Board shall, at the request of any Manager, be held by conference telephone or similar communications equipment by means of which all individuals participating in the meeting can be heard.

(e)               The Board may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware, a member or a Manager. Any officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Board. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by any Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in the Board’s judgment the best interests of the Company shall be served thereby.

(f)                Each Manager may at any time and from time to time engage in and own interests in other business ventures of any and every type and description, independently or with others (including ones in competition with the Company) with no obligation to offer to the Company the right to participate therein.

8.                  Indemnification; Exculpation.

(a)               The managers and officers of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another corporation, partnership, joint venture, trust or other enterprise at the request of the Company; provided, however, that the Company shall not indemnify any manager or officer in connection with a proceeding (or part thereof) initiated by such manager or officer (other than a proceeding to enforce such person’s rights to indemnification under this Section) unless such proceeding (or part thereof) was authorized by the Board.

(b)               Employees of the Company who are not managers or officers of the Company shall be indemnified as of right in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Company or otherwise) arising out of their service to the Company or to another enterprise at the request of the Company if, as determined by the Company in its sole discretion, such employee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that the Company shall not indemnify an employee in connection with a proceeding (or part thereof) initiated by such employee (other than a proceeding to enforce such person’s rights to indemnification under this Section) unless such proceeding (or part thereof) was authorized by the Board.

(c)               The Company may indemnify agents of the Company who are not managers, officers or employees of the Company with such scope and effect as determined by the Company.

(d)               As soon as practicable after receipt by any person entitled to indemnification hereunder of actual knowledge of any action, suit or proceeding, such indemnified person shall notify the Company thereof if a claim for indemnification in respect thereof may be or is being made by such indemnified person against the Company under this Section. With respect to any such action, suit or proceeding, the Company will be entitled to participate therein at its own expense and may assume the defense thereof. After the Company notifies the indemnified person of its election to so assume the defense, the Company will not be liable to the indemnified person under this Section for any legal or other expenses subsequently incurred by the indemnified person in connection with the defense. The Company shall not be obligated to indemnify an indemnified person under this Section for any amounts paid in settlement of any action or claim effected without its written consent.

(e)               The Company may purchase and maintain insurance to protect itself and any manager, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the Company would have the power to indemnify him or her against such liability by law or under the provisions of this Section. The provisions of this Section shall be applicable to persons who have ceased to be managers, officers, agents, and employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

Indemnification under this Section shall include the right to be paid expenses incurred in advance of the final disposition of any action, suit or proceeding for which indemnification is provided, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it ultimately shall be determined that he or she is not entitled to be indemnified by the Company; provided, however, that the indemnified person shall reimburse the Company for any amounts paid by the Company as indemnification of expenses to the extent the indemnified person receives payment for the same expenses from any insurance carrier or from another party. The indemnification rights granted herein are not intended to be exclusive of any other rights to which those seeking indemnification may be entitled and the Company may enter into contractual agreements with any manager, officer, agent or employee to provide such individual with indemnification rights as set forth in such agreement or agreements, which rights shall be in addition to the rights set forth in this Section.

The provisions of this Section shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

9.                  Certificates. The membership interests of the Member shall be uncertificated unless otherwise determined by the Board.

10.              Distributions. Distributions shall be made at the time and in the aggregate amounts determined by the Member.

11.              Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member; or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

12.              Additional Contributions. The Member is not required to make any additional capital contribution to the Company.

13.              Assignments. The Member may assign in whole or in part its limited liability company interest.

14.              Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Board.

15.              Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

* * * * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the day first written above.

MEMBER:

EQT Investments Holdings, LLC

By:	/s/ Toby Z. Rice
Name: Toby Z. Rice
Title: President

[Signature Page to A&R LLC Agreement – The Midstream Company LLC]